                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              SHELBY WILLIAMS INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                                    N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     1)  Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     2)  Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     4)  Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     5)  Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)  Amount Previously Paid:
         -----------------------------------------------------------------------
     2)  Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     3)  Filing Party:
         -----------------------------------------------------------------------
     4)  Date Filed:
         -----------------------------------------------------------------------

Notes:

                       SHELBY WILLIAMS INDUSTRIES, INC.
     [LOGO]                 11-111 MERCHANDISE MART
                            CHICAGO, ILLINOIS 60654

                                 -------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 6, 1997

To the Stockholders of
SHELBY WILLIAMS INDUSTRIES, INC.

  You are hereby notified that the Annual Meeting of Stockholders of SHELBY WILLIAMS INDUSTRIES, INC. will be held at the offices of said Company, 11-111 Merchandise Mart, Chicago, Illinois, on Tuesday, May 6, 1997 at 9:30 A.M. for the following purposes:

        1. Electing a Board of Directors to serve until the next annual meeting of stockholders or until their respective successors shall have been elected and qualified;

        2. Considering and acting upon a proposal to ratify the selection of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 1997; and

        3. Transacting such other business as may properly come before the meeting or any adjournment thereof.

  The close of business on March 12, 1997 has been fixed as the record date for determination of the stockholders entitled to notice of and to vote at said meeting. A list of stockholders will be open for examination during ordinary business hours by any stockholder, for any purpose germane to such meeting, during the ten days prior to the meeting date at the Company's address set forth above.

  IF YOU DO NOT EXPECT TO BE PRESENT PERSONALLY AT THE MEETING, PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                                           By Order of the Board of Directors

                                           Walter Roth, Secretary

March 24, 1997

                                PROXY STATEMENT
                                 -------------

                        SHELBY WILLIAMS INDUSTRIES, INC.
                            11-111 MERCHANDISE MART
                            CHICAGO, ILLINOIS 60654

                                 --------------

  The enclosed proxy is solicited by the Board of Directors of Shelby Williams Industries, Inc. (the "Company") for the Company's annual meeting of stockholders to be held May 6, 1997. Each proxy received will be voted as directed. If no direction is indicated, the proxy will be voted FOR the election of the nominees named below as directors, and FOR the proposal to ratify the selection of independent auditors, in each case as described below. Any proxy may be revoked at any time prior to the voting thereof by notifying the Secretary of the Company, either prior to the meeting (at the above address) or at the meeting if you attend personally. A later dated proxy will revoke a prior dated proxy.
  Only holders of the Company's 8,743,863 outstanding shares of Common Stock of record at the close of business on March 12, 1997 will be entitled to vote at the meeting. Each share is entitled to one vote on each matter to be voted upon. Abstentions will be treated as shares present and entitled to vote but as not voted for purposes of determining the approval of any matters submitted to the stockholders for a vote. Abstentions will have the same effect as negative votes. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. The approximate date on which this Proxy Statement and the form of proxy enclosed herewith are first to be sent or given to the Company's stockholders is intended to be March 24, 1997.

                             ELECTION OF DIRECTORS

  At the meeting, a Board of eight directors is to be elected by plurality vote. All of the nominees named below are presently directors of the Company. If any vacancy in the list of nominees should occur for any reason (no reason being presently known), discretionary authority is solicited to vote for the election of other persons. The term of office of the directors to be elected will be until the next annual meeting of stockholders (presently expected to be held May 5, 1998) and until their respective successors are elected and qualified, and the Company has no reason to believe that the nominees named will not be available for election as directors for their prescribed terms.
  The following table sets forth information with respect to each nominee for director according to information furnished the Company by such nominee.

          NAME, AGE AND                                                                               DIRECTOR OF
       POSITIONS PRESENTLY                               PRINCIPAL OCCUPATIONS                          COMPANY
        HELD WITH COMPANY                               DURING PAST FIVE YEARS                           SINCE
---------------------------------  -----------------------------------------------------------------  -----------
Robert P. Coulter, 54 ...........  President and Chief Operating Officer of the Company since May,
  President; Chief Operating         1990; prior thereto President and Treasurer
  Officer; member of executive
  committee                                                                                              1978
Robert L. Haag, 70 ..............  Private Investor
  Member of executive
  compensation and stock option
  committees                                                                                             1976

          NAME, AGE AND                                                                               DIRECTOR OF
       POSITIONS PRESENTLY                               PRINCIPAL OCCUPATIONS                          COMPANY
        HELD WITH COMPANY                               DURING PAST FIVE YEARS                           SINCE
---------------------------------  -----------------------------------------------------------------  -----------
William B. Kaplan, 56 ...........  Chairman and CEO of Senior Lifestyle Corporation (development and
  Member of audit committee          management of housing for the elderly)                              1992
Douglas A. Parker, 39 ...........  President of Hospitality Worldwide Services, Inc. (serves the interior requirements for the hospitality industry) since
                                     January, 1997, and President and CEO during the past five years of Leonard Parker Company, Inc. (contract purchasing agents for the hospitality industry), which became a subsidiary of
                                     Hospitality Worldwide Services, Inc. in January, 1997               1996
Herbert L Roth, 73 ..............  Self-employed as a financial consultant and general manager of
  Chairman of audit committee and    several real estate partnerships
  member of stock option
  committee                                                                                              1976
Manfred Steinfeld, 72 ...........  Chairman of Executive Committee since January, 1996; Chiarman of
  Chairman of the Executive          the Board prior to January, 1996; Chief Executive Officer of
  Committee; chairman of             the Company prior to May, 1991
  executive committee and
  executive compensation
  committee                                                                                              1976
Paul N Steinfeld, 42 ............  Chief Executive Officer of the Company since May, 1991; Chairman
  Chairman of the Board; Chief       of the Board since January, 1996; prior thereto Vice Chairman
  Executive Officer                  of the Board; Chief Administrative Officer of the Company prior
                                     to May, 1991                                                        1980
Trisha Wilson, 49 ...............  President of Wilson & Associates, Inc. (interior architectural
  Member of executive                hospitality design)
  compensation committee                                                                                 1993

  Manfred Steinfeld is also a director of Amalgamated Trust & Savings Bank. Douglas A. Parker is also a director of Hospitality Worldwide Services, Inc. Herbert L. Roth is also a director of Corcom, Inc. Manfred Steinfeld is the father of Paul N. Steinfeld; there is no other family relationship between any director or executive officer of the Company. Herbert L. Roth is the brother of Walter Roth, who is Secretary of the Company and a partner of the law firm of D'Ancona & Pflaum. The Company retained said firm as legal counsel during the last fiscal year and such retainer is continuing during the current fiscal year.
  In 1996, non-employee directors were paid an annual retainer at the rate of $16,000, together with a fee of $500 for each committee meeting attended.
  The Company has in effect a 1995 Directors' Stock Option Plan (the "1995 Directors' Plan") which provides that on January 18 of each of the years 1995,1996 and 1997, each director of the Company who is not a full-time employee of the Company receives an option for 4,000 shares of the Company's Common Stock with an exercise price of 100% of fair market value on the applicable date of grant. Options become fully exercisable six months after date of grant and expire five years from date of grant subject to earlier termination in certain circumstances in the event of termination as a director. There have been no option exercises. Option grants of 4,000 shares each under the 1995 Directors' Plan were made to each of Robert L. Haag, William B. Kaplan, Herbert
L. Roth and Trisha Wilson on January 18, 1996 at an option exercise price of $12.25 per share. On January 18, 1997, option grants of 4,000 shares each under said Plan were made to each of Mr. Haag, Mr. Kaplan, Herbert L. Roth, Ms. Wilson and Douglas A. Parker at an option exercise price of $14.00 per share.

                         BENEFICIAL OWNERSHIP OF SHARES

  The following information is furnished as of March 1, 1997 (unless otherwise indicated) to indicate beneficial ownership of the Company's Common Stock by each director and nominee, by certain executive officers of the Company, and by all directors and executive officers as a group. Such information has been furnished to the Company by the indicated owners. Unless otherwise indicated, beneficial ownership is direct.

                                                                           AMOUNT
                                                                        BENEFICIALLY
                       NAME OF BENEFICIAL OWNER                            OWNED           PERCENT
----------------------------------------------------------------------  ------------       -------
Directors and Nominees:
  Robert P. Coulter...................................................     83,420(B)           1.0%
  Robert L. Haag......................................................    148,688(C)           1.7%
  William B. Kaplan...................................................     10,000(C)         (A)
  Douglas A. Parker...................................................      1,000            (A)
  Herbert L. Roth.....................................................     19,999(C)         (A)
  Manfred Steinfeld...................................................  2,547,246(D)          29.1%
  Paul N. Steinfeld...................................................    627,666(E)           7.2%
  Trisha Wilson.......................................................      9,500(C)         (A)
Certain executive officers:
  Peter W. Barile.....................................................     72,341(F)         (A)
  Sam Ferrell.........................................................     19,052(G)         (A)
All directors and executive officers as a group.......................  3,538,912(H)          40.3%

---------
(A) Less than 1%.

(B) Includes 45,503 shares owned by Mr. Coulter's wife, as to which he disclaims beneficial ownership. Also includes 2,666 stock options deemed exercised solely for the purpose of showing total shares owned by Mr. Coulter.

(C) Includes 8,000 stock options deemed exercised solely for the purpose of showing total shares owned by such person.

(D) Includes 25,054 shares owned by Mr. Steinfeld's wife and 488 shares owned by The Steinfeld Foundation, an Illinois not-for-profit corporation of which Mr. Steinfeld is an officer and Mr. Steinfeld and his wife are two of three directors; Mr. Steinfeld disclaims beneficial ownership of such shares. Also includes 40,058 shares held by Manfred Steinfeld, Paul N. Steinfeld, Robert
    P. Coulter and Sam Ferrell as trustees of the Company's Employee Stock Ownership Plan; Mr. Steinfeld disclaims beneficial ownership of such shares. (The shares held by the trustees of said plan are not included in share figures for Paul N. Steinfeld, Robert P. Coulter or Sam Ferrell in order to avoid duplication.) Also includes 331,000 shares owned by The Fern and Manfred Steinfeld Charitable Remainder Trust UTA 10/17/95 (the "CRT"), of which Mr. Steinfeld is settlor and a trustee with sole power as trustee to vote and dispose of said shares; Mr. Steinfeld's wife is the other trustee of the CRT.

(E) Includes 2,666 stock options deemed exercised solely for the purpose of showing total shares owned by Paul N. Steinfeld. Excludes shares held by The Steinfeld Foundation, of which Paul N. Steinfeld is one of three directors and disclaims beneficial ownership. See Note (D).

(F) Includes 3,856 shares held by Mr. Barile as custodian for his child, as to which he disclaims beneficial ownership. Also includes 2,000 stock options deemed exercised solely for the purpose of showing total shares owned by Mr. Barile.

(G) Includes 2,000 stock options deemed exercised solely for the purpose of showing total shares owned by Mr. Ferrell.

(H) See matters covered by the foregoing notes.

  The following information is furnished as of March 1, 1997 (unless otherwise indicated) with respect to the only persons known to the Company to be the beneficial owners of more than 5% of the Company's outstanding Common Stock. Such information has been furnished to the Company by the indicated owners. Unless otherwise indicated, beneficial ownership is direct.

                                                                        AMOUNT BENE-
                                                                          FICIALLY
                 NAME AND ADDRESS OF BENEFICIAL OWNER                      OWNED           PERCENT
----------------------------------------------------------------------  ------------       -------
Manfred Steinfeld ....................................................  2,547,246(1)        29.1%
 11-111 Merchandise Mart
 Chicago, IL 60654
Paul N. Steinfeld ....................................................    627,666(1)         7.2%
 150 Shelby Williams Drive
 Morristown, TN 37813
David L. Babson & Co., Inc. ..........................................    797,100(2)         9.1%
 One Memorial Drive
 Cambridge, MA 02142
Brinson Partners, Inc. ...............................................    531,900(3)         6.1%
 209 South LaSalle Street
 Chicago, IL 60604

------------------------
(1) See notes to preceding table.

(2) Schedule 13G dated February 7, 1997, states that Babson in its capacity as investment adviser has sole voting power as to 527,600 shares, shared voting power as to 269,500 shares, and sole dispositive power as to 797,100 shares.

(3) Schedule 13G dated February 12, 1997 states that Brinson Partners, Inc. ("BPI") is a wholly-owned subsidiary of Brinson Holdings, Inc. ("BHI"); that Brinson Trust Company ("BTC") is a wholly-owned subsidiary of BPI; that BHI is a wholly-owned subsidiary of SBC Holding (USA), Inc. ("SBCUSA"); and that SBUSA is a wholly-owned subsidiary of Swiss Bank Corporation ("SBC"). BPI has shared voting and shared dispositive power as to 531,900 shares; and BTC has shared voting and shared dispositive power as to 203,315 shares. The address of SBCUSA is 222 Broadway, New York, NY; and the address of SBC is Aeschenplatz 6 CH-4002, Basel, Switzerland.

  On March 4, 1997, the Company filed a registration statement with the Securities and Exchange Commission relating to a proposed underwritten offering of 2,000,000 shares of the Company's Common Stock, of which 569,000 shares are intended to be sold by the Company, 1,100,000 shares by Manfred Steinfeld, and 331,000 shares by the CRT. The Company and Manfred Steinfeld intend to grant to the underwriters an option to purchase up to 150,000 additional shares of Common Stock from each, for an aggregate of 300,000 shares of Common Stock, to cover over-allotments, which option may be exercised only pro rata among the Company and Mr. Steinfeld. The registration statement relating to these securities has not yet become effective, and these securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. If the proposed offering of shares described in this paragraph is consummated, Manfred Steinfeld's beneficial ownership of shares of Common Stock of the Company, as described in the tables above, will be reduced accordingly.

                             EXECUTIVE COMPENSATION

  There is shown below certain information concerning the compensation of those persons who at December 31, 1996 were the Chief Executive Officer of the Company and the other four most highly compensated executive officers of the Company:

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG TERM
                                                                                 COMPENSATION
                                                                                 -------------
                                                                                    AWARDS
                                                                                 -------------
                                                         ANNUAL COMPENSATION(1)   SECURITIES
                                                         ----------------------   UNDERLYING         ALL OTHER
        NAME AND PRINCIPAL POSITION             YEAR     SALARY($)  BONUS($)(2)   OPTIONS(#)    COMPENSATION($)(3)
--------------------------------------------  ---------  ---------  -----------  -------------  -------------------
Paul N. Steinfeld...........................       1996    250,000      71,250         4,000               820
 Chairman of the Board;                            1995    225,000      33,750         4,000               740
 Chief Executive Officer                           1994    210,000      -0-           -0-                  910

Robert P. Coulter...........................       1996    250,000      71,250         4,000               820
 President; Chief Operating Officer                1995    225,000      33,750         4,000               740
                                                   1994    210,000      -0-           -0-                  920

Manfred Steinfeld...........................       1996    250,000      85,500        -0-               -0-
 Chairman of the Executive Committee               1995    320,000      48,000        -0-               -0-
                                                   1994    300,000      -0-           -0-                  420

Peter W. Barile.............................       1996    125,000      37,200         3,000               780
 Executive Vice President                          1995    123,000      18,450         3,000               620
                                                   1994    118,000      -0-           -0-                  730

Sam Ferrell.................................       1996    125,000      36,750         3,000               780
 Vice President of Finance;                        1995    120,000      18,000         3,000               740
 Chief Financial Officer                           1994    115,000      -0-           -0-                  660

------------------------

(1) The aggregate amount of any perquisites or other personal benefits was less than 10% of the total of annual salary and bonus and is not included in the above table. The amount of pension payments to Manfred Steinfeld (see below) is also not included in the above table.

(2) The above table includes one-half of the bonuses for 1996. The remaining one-half will be paid in January, 1998, subject to forfeiture (and reallocation to other participants) in the event of certain terminations of employment. At December 31, 1996, an aggregate of $150,000 was accrued for such payments to the persons in the above table.

(3) Dollar amounts shown are allocations under the Company's ESOP described below. The ESOP purchases were allocated to Company stock as follows for the years 1996, 1995 and 1994: Paul N. Steinfeld, 62 shares, 85 shares and 76 shares; Mr. Coulter, 65 shares, 85 shares and 76 shares; Manfred Steinfeld, no shares, no shares and 35 shares; Mr. Barile, 62 shares, 70 shares and 61 shares; and Mr. Ferrell, 62 shares, 85 shares and 55 shares. Under mandatory requirements based on age, Manfred Steinfeld's interest in the ESOP was distributed to him in 1995.

  All of the Company's executive officers are eligible to participate in a Senior Management Incentive Plan. The plan each year is based on achieving certain earnings per share objectives for the year, subject to adjustments for certain factors. Certain percentage bonuses are paid depending on the extent to which plan objectives are achieved. If such objectives are fully achieved for 1997, bonuses of 50% of base salary would be paid to participants, of which one-half would be deferred for one year subject to forfeiture (and reallocation to other participants) in the event of certain terminations of employment. No bonuses were earned for 1994.
  The Company maintains a pension plan covering all salaried and commissioned employees of the Company and those subsidiaries expressly included under the terms of the plan. The Company intends to accrue and fund amounts sufficient to cover normal costs. Each employee who is at least age 21 becomes a participant in the plan after completing 1,000 hours of service during a relevant 12 month period. A participant's benefits are fully vested after five years of service. Benefits are equal to the sum of (i) 2.0% for each pension service year prior to January 1, 1996, times final average annual compensation; plus (ii) 1.5% for each pension service year after December 31, 1995, times final average annual compensation; plus (iii) 1.25% for each pension service year, times final excess compensation (based on social security taxable wage base). Plan benefits are not subject to off-set for social security or other non-plan benefits. No benefits are payable until after five years of participation in the plan. At January 1, 1997 each of the persons named in the summary compensation table above except Manfred Steinfeld, had been credited with ten and one-half years of pension service. Under mandatory requirements based on age, Manfred Steinfeld began, in 1995, receiving his annual pension of $88,560.
  The following table indicates examples of annual pension benefits to be paid in an annuity of equal monthly installments upon normal retirement at age 65 (after five years of pension service). Actuarially equivalent benefits are paid at early retirement after age 55.

                                                                       YEARS OF PENSION SERVICE*
                                                         -----------------------------------------------------
RENUMERATION                                                 5         10         15         20        25**
-------------------------------------------------------  ---------  ---------  ---------  ---------  ---------
$100,000...............................................  $   9,925  $  19,850  $  29,775  $  39,700  $  49,625
 110,000...............................................     11,300     22,600     33,900     45,200     56,500
 120,000...............................................     12,675     25,350     38,025     50,700     63,375
 130,000...............................................     14,050     28,100     42,150     56,200     70,250
 140,000...............................................     15,425     30,850     46,275     61,700     77,125
 150,000**.............................................     16,800     33,600     50,400     67,200     84,000

------------------------

 * In 1995, the benefits based on final average compensation were changed from 2% to 1.5% for each pension service year on or after January 1, 1996. This change cannot deprive a participant of benefits that were accrued prior to 1995; therefore, the prospective effect of the change will vary from participant to participant. The preceding table sets out the constant values that would be applicable to a participant who has always been subject to the lower formula. As of December 31, 1996, the annual accrued benefit under the plan for each of the executive officers named in the summary compensation table was as follows: Paul N. Steinfeld, $42,660; Robert P. Coulter, $47,620; Manfred Steinfeld, $88,560; Peter W. Barile, $27,210; and Sam Ferrell, $25,390.

**  Maximum under the plan.

  The Company maintains an Employee Stock Ownership Plan ("ESOP"). Salaried and commissioned employees who are at least 21 years old and who completed at least 1,000 hours of service during a relevant 12 month period are eligible to participate in the ESOP. The Company is entitled to make contributions to the ESOP either in Company stock or in cash, for the purpose of purchasing Company stock. The amount of the Company's annual contribution is discretionary. For calendar year 1996, the Company contributed $63,000 to the ESOP.

  The amount that the Company contributes to the ESOP is allocated among the accounts of participants who are employed by the Company on the last day of the year in proportion to their relative compensation. A separate account is maintained on behalf of each participant to reflect the shares of Company stock that have been allocated to him or her. Upon termination of employment, participants are eligible to receive a distribution of the Company stock held in their accounts, if termination of employment occurs after the particular participant has been credited with five years of service or on account of death, disability or attainment of age 65.

                                 STOCK OPTIONS

  The Company has a stock option plan under which stock options are granted to key employees. All options are incentive stock options and are granted at 100% of the fair market value at the time of grant, except that options to Paul N. Steinfeld are granted at 110% of the fair market value at the time of grant. A person is not eligible to be granted an option at any time when he owns directly (and not by attribution) stock possessing more than 10% of the total combined voting power of the Common Stock of the Company. Thus Manfred Steinfeld is not eligible to receive options under the stock option plan.
  Shown below is information with respect to individual grants of stock options made during the last completed fiscal year to each of the executive officers named in the summary compensation table.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                          INDIVIDUAL GRANTS                         POTENTIAL REALIZABLE
                                      ----------------------------------------------------------  VALUE AT ASSUMED ANNUAL
                                       NUMBER OF                                                    RATES OF STOCK PRICE
                                      SECURITIES   % OF TOTAL OPTIONS    EXERCISE                 APPRECIATION FOR OPTION
                                      UNDERLYING       GRANTED TO        PRICE PER                          TERM
                                        OPTIONS    EMPLOYEES IN FISCAL     SHARE     EXPIRATION   ------------------------
NAME                                  GRANTED(#)          YEAR            ($/SH.)      DATE(1)       5%($)       10%($)
------------------------------------  -----------  -------------------  -----------  -----------  -----------  -----------
Paul N. Steinfeld...................       4,000              8.5            13.34      1/17/01       14,740       32,571
Robert P. Coulter...................       4,000              8.5            12.13      1/17/01       13,400       29,610
Manfred Steinfeld...................      -0-                 N/A              N/A          N/A          N/A          N/A
Peter W. Barile.....................       3,000              6.4            12.13      1/17/01       10,050       22,207
Sam Ferrell.........................       3,000              6.4            12.13      1/17/01       10,050       22,207

------------------------

(1) All options become exercisable in one-third increments 15 months, 30 months and 45 months after date of grant.

  Shown below is information with respect to exercises of stock options during the last completed fiscal year by each of the executive officers named in the summary compensation table and the fiscal year-end value of unexercised options.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                                       NUMBER OF
                                                                         SHARES          VALUE OF
                                                                       UNDERLYING      UNEXERCISED
                                                                      UNEXERCISED      IN-THE-MONEY
                                                                       OPTIONS AT       OPTIONS AT
                                        SHARES                         FY-END(#)        FY-END($)
                                      ACQUIRED ON        VALUE        EXERCISABLE/     EXERCISABLE/
NAME                                  EXERCISE(#)     REALIZED($)    UNEXERCISABLE    UNEXERCISABLE
-----------------------------------  -------------   -------------   --------------   --------------
Paul N. Steinfeld..................      -0-             -0-         11,333/6,667     35,066/9,385
Robert P. Coulter..................         3,334          16,253     1,333/6,667      5,748/12,000
Manfred Steinfeld..................      -0-             -0-              -0-              -0-
Peter W. Barile....................         1,334           7,504     1,000/5,000      4,312/9,000
Sam Ferrell........................         1,667           8,127     1,000/5,000      4,312/9,000

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

  Manfred Steinfeld, who served as chairman of the executive compensation committee during the last completed fiscal year, was, during the fiscal year, an executive officer of the Company.

                      REPORT OF THE EXECUTIVE COMPENSATION
                          AND STOCK OPTION COMMITTEES

  This report of the Executive Compensation and Stock Option Committees shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 (the "Acts"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.
  The Company applies a consistent philosophy to compensation for all employees, including senior management. This philosophy incorporates the following themes:

1.  Compensation should relate to the value created for stockholders.

2. Compensation programs should support the short and long-term strategic goals and objectives of the Company.

3. Compensation programs should reflect and promote the Company's values, and reward individuals for outstanding contributions to the Company's success.

4. Short and long-term compensation is critical in attracting and retaining well qualified executives and other employees.

5. Compensation should be based on individual contribution; however, amounts earned by executives in variable compensation programs should be dictated by how the Company performs.

6. Compensation should be competitive without being at either the low or high ends of the ranges enumerated for similar positions elsewhere.
  The Company has a simple compensation program that consists of cash and equity based compensation. This program allows the Company to successfully attract and retain key employees, permits it to provide useful products and services to customers, enhance stockholder value, motivate innovation, foster teamwork, and adequately reward employees.

                            CASH-BASED COMPENSATION

SALARY

    The Company sets base salary for employees based upon the philosophy indicated above. Using these elements, the Executive Compensation Committee compares corresponding amounts paid by other companies selected because of the similarity of their businesses to that of the Company and/or to provide local market comparisons. These companies are not necessarily within the S&P Lodging-Hotels Index which has been used for purposes of comparison in the "Performance Graph." However, the committee believes these companies more accurately reflect the market in which the Company competes for executive talent.

SENIOR MANAGEMENT INCENTIVE PLAN

    The Company sets certain earnings per share objectives, subject to adjustments for certain factors. Bonuses are paid depending on the extent to which plan objectives are achieved. If such objectives are fully achieved for 1997, bonuses of 50% of base salary would be paid to participants, of which one-half would be deferred for one year subject to forfeiture (and reallocation to other participants) in the event of certain terminations of employment.

                           EQUITY-BASED COMPENSATION

STOCK OPTION PLAN

    This plan provides additional incentives to maximize stockholder value. The plan also utilizes vesting periods to encourage key employees to continue in the employ of the Company. All options become exercisable in one-third increments 15 months, 30 months and 45 months after the date of grant. The Company grants stock options to a broad-based population of senior and middle management employees. In determining the size of incentive awards to individual key employees, the Stock Option Committee considers a number of factors, including:

1.  Level of job responsibilities;

2.  Past performance;

3.  Size and frequency of grants by comparable companies;

4.  Salary level;

5. Corporate performance, as measured by various tests of profitability such as operating income, net income and earnings per share; and

6.  Size of any prior grants.

EXECUTIVE COMPENSATION COMMITTEE               STOCK OPTION COMMITTEE

Manfred Steinfeld, Chairman                    Robert L. Haag
Robert L. Haag                                 Herbert L. Roth
Trisha Wilson

                               PERFORMANCE GRAPH

  The performance graph below shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Acts, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

  The graph below compares cumulative total return (assuming reinvestment of dividends) on the Company's Common Stock, for the five-year period shown, compared with the Standard & Poor's 500 Index and the Standard & Poor's Lodging-Hotels Index (fiscal years ending December 31), assuming $100 invested on January 1, 1992 in the Company's Common Stock and in each index.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           SHELBY WILLIAMS
           INDUSTRIES, INC.   S&P 500   S&P LODGING-HOTELS
1991                  100.0      100.0                100.0
1992                  173.6      107.6                140.7
1993                  249.2      118.5                262.1
1994                  151.3      120.0                233.1
1995                  217.4      165.1                275.6
1996                  232.2      203.1                328.3

                         BOARD MEETINGS AND COMMITTEES

  The Board of Directors has four standing committees: the executive committee, the audit committee, the executive compensation committee and the stock option committee. The function of the executive committee is to exercise the power and authority of the Board of Directors as may be necessary during intervals between meetings of the Board of Directors, subject to such limitations as are provided by law, the Company's By-laws or resolutions of the Board of Directors. The function of the audit committee is to review with the independent auditors of the Company the scope and adequacy of the audit of the Company's accounts to be made by such auditors and the accounting practices, procedures and policies of the Company. The function of the executive compensation committee is to examine and make recommendations to the Board as to the compensation to be paid to the executives of the Company. The function of the stock option committee is to grant options under and administer the Company's stock option plans and to have responsibility with respect to the determination and amount of any contribution to the Company's ESOP. The Company does not have a nominating committee.
  The Board of Directors met four times and the audit committee, the stock option committee and the executive compensation committee each met once during 1996. The exective committee did not meet formally in 1996. All directors attended at least 75% of the aggregate of such Board and committee meetings of which they were members.

                              CERTAIN TRANSACTIONS

  William B. Kaplan, a director of the Company, is chairman and CEO and 50% shareholder of Senior Lifestyle Corporation ("SLC"). Affiliates of SLC have selected and from time to time in the future may select the Company's products for purchase by building projects managed, but not owned, by such affiliates. Neither Mr. Kaplan, SLC nor such affiliates receive any compensation from the Company for such selections.
  Mr. Kaplan is also the president and one of the principal owners of Senior Suites Chicago Corporation, the general partner (with a 1% interest) of certain limited partnerships which have developed and constructed residential projects for seniors that opened for occupancy in 1996. The limited partnerships have purchased products from the Company in the normal course of business. Because these limited partnerships had little or no revenues in their fiscal years ended May 31, 1996, the amounts paid to the Company, while in each case less than $60,000 and less than 1% of total project development budgets, exceeded 5% of each limited partnership's unaudited revenues for fiscal 1996. The entities and amounts of purchases from the Company were as follows: Senior Suites Chicago South Shore Limited Partnership, $21,434 in fiscal 1996; and Senior Suites Chicago Central Station Limited Partnership, $8,305 in fiscal 1996 and $37,306 in fiscal 1997 (through February 24, 1997).
  Douglas A. Parker, a director of the Company, is president and CEO and was prior to January, 1997, a more than 10% stockholder of Leonard Parker Company, Inc. ("LPC"). LPC purchased products from the Company for resale in the normal course of business in 1996 and such purchases are continuing in 1997. Net sales by the Company to LPC in 1996 amounted to approximately $4,866,000.
  Trisha Wilson, a director of the Company, has recommended or specified and from time to time in the future may recommend or specify the Company's products for projects in connection with which she or her company renders interior architectural hospitality design services. Neither Ms. Wilson nor her company receives any compensation from the Company for such recommendations or specifications.

              PROPOSAL TO RATIFY SELECTION OF INDEPENDENT AUDITORS

  The Board of Directors has selected the firm of Ernst & Young LLP as independent auditors for the current fiscal year. Ernst & Young LLP served in this capacity for 1996.
  A representative of Ernst & Young LLP is expected to be present at the annual meeting and to be available to respond to any appropriate questions raised at the meeting and make a statement if he desires to do so.

                           PROPOSALS OF STOCKHOLDERS

  Proposals of stockholders intended to be presented at the next annual meeting must be received by the Company for inclusion in the Company's proxy statement and form of proxy relating to that meeting not later than November 24, 1997.

                                    GENERAL

  The Company will bear the cost of solicitation of proxies. In addition to being solicited by mail, proxies may be solicited personally or by telephone or telegraph. The Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy materials to principals in obtaining their proxies.
  The Board of Directors is not aware of any matter which is to be presented for action at the meeting other than the matters set forth herein. Should any other matter requiring a vote of the stockholders arise, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies discretionary authority to vote the same in respect of any such other matter in accordance with their best judgment in the interest of the Company.

                                             Walter Roth
                                             SECRETARY
Dated: March 24, 1997

                        SHELBY WILLIAMS INDUSTRIES, INC.

                  ANNUAL MEETING OF STOCKHOLDERS - MAY 6, 1997
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder of SHELBY WILLIAMS INDUSTRIES, INC., signing the reverse side of this Proxy, hereby appoints PAUL N. STEINFELD, ROBERT P. COULTER and WALTER ROTH, each with full power of substitution, as attorneys and proxies to vote all shares of stock of said Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of said Company to be held on Tuesday, May 6, 1997, at 9:30 a.m. at 11-111 Merchandise Mart, Chicago, Illinois, or at any adjournments thereof, with all powers the stockholder would possess if personally present, as indicated on the reverse side of this Proxy, and for the transaction of such other business as may properly come before said meeting or any adjournment thereof, all as set forth in the March 24, 1997 Proxy Statement for said meeting. A majority of the members of said proxy committee who shall be present in person or by substitute at said meeting, or in case but one shall be present then that one, shall have and exercise all the powers of said proxy committee.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. BUT IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2 DESCRIBED HEREIN. ON OTHER MATTERS THAT MAY COME BEFORE SAID MEETING, THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE ABOVE NAMED PERSONS.

--------------------------------------------------------------------------------
PLEASE VOTE, DATE, SIGN ON REVERSE, AND RETURN PROMPTLY IN THE ENCLOSED
ENVELOPE.
--------------------------------------------------------------------------------

PLEASE INDICATE ANY CHANGE OF ADDRESS BELOW:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

 /X/ PLEASE MARK VOTES
     AS IN THIS EXAMPLE
                                                                       THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.
                                                            IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

                                                            1. Election of Directors.                               Withheld
          -------------------------                                                                         For all From all For all
               SHELBY WILLIAMS                                    ROBERT P. COULTER, ROBERT L. HAAG,       Nominees Nominees Except
              INDUSTRIES, INC.                                   WILLIAM B. KAPLAN, DOUGLAS A. PARKER,
          -------------------------                               HERBERT L. ROTH, MANFRED STEINFELD,         / /      / /     / /
                                                                   PAUL N. STEINFELD, TRISHA WILSON

                                                               NOTE: If you do not wish your shares voted "FOR" a particular nominee, mark the "FOR ALL EXCEPT" box and strike a line through that nominee's name. Your shares shall be voted for the remaining nominees.

                                                                                                              For    Against Abstain
     RECORD DATE SHARES:                                    2. To ratify the selection of Ernst & Young LLP
                                                               as independent auditors.                       / /      / /     / /

                                                               Please sign name exactly as it appears on this Proxy.  Only one of several joint owners need sign.  Fiduciaries should give full title.
                                                               Corporations, partnerships or other entities should sign in the name of the entity by an authorized person.




Please be sure to sign and date this Proxy.   Date
                                                  ---------
                                                               Mark box at right if an address change has been noted on the    / /
-----------------------------------------------------------    reverse side of this card.
     Stockholder sign here         Co-owner sign here

DETACH CARD                                                                                                              DETACH CARD


                        SHELBY WILLIAMS INDUSTRIES, INC.

Dear Stockholder,

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Sincerely,

Shelby Williams Industries, Inc.